UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2025

CHILEAN COBALT CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-268335	82-3590294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1199 Lancaster Ave, Suite 107

Berwyn, Pennsylvania 19312

(Address of principal executive offices)

(484) 580-8697

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement for the Acquisition of Mining Concessions

On September 12, 2025, Baltum Mineria SpA (“Baltum”), the wholly-owned subsidiary of Chilean Cobalt Corp. (the “Company” and its subsidiaries) signed a definitive mining concession purchase agreement (the “Agreement”, including Annex 1) for the acquisition of 3,742 hectares of exploitation-level mining concessions in the San Juan mining district in Chile from Cobalt Chile SpA, an unrelated party, as further outlined in item 2.01 that follows. The purchase consideration was cash in the amount of $101,833,291 Chilean Pesos along with 4.5 million shares of the Company’s restricted common stock.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, for which a form of the agreement signed is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of Mining Concessions

On September 12, 2025, Baltum acquired 3,742 hectares of exploitation-level mining concessions in the San Juan mining district in Chile from Cobalt Chile SpA, an unrelated party, as outlined in Item 1.01 earlier. The majority of the mining concessions are located north of the Company’s existing mining concessions, however, a portion of them lie adjacent to the Company’s existing mining concessions. The geological composition of the new mining concessions is expected to be an extension of and/or an analog to the Company’s already held mining concessions. The acquisition brings the Company’s overall owned mining concessions to 6,377 hectares and is a major step towards the Company’s overall goal of consolidating the district.

Item 3.02	Unregistered Sales of Equity Securities.

Issuance of Company Common Stock in Lieu of Cash

As of September 12, 2025 or as soon thereafter as practicable, the Company will issue 4.5 million shares of its common stock in conjunction with the acquisition of mining concessions by Baltum as outlined in Item 1.01 and Item 2.01 earlier. The issuance will equate to 9.37% of the Company’s post-transaction common stock ownership. Per the terms of the issuance agreement, the issued stock is restricted and subject to a “lockup” whereby only 1.5 million cumulative shares of the stock may be sold under a valid securities law exemption in each successive year after the transaction, through to the third anniversary of the transaction, at which time any remaining shares held from the issuance may be sold under an appropriate exemption from securities laws.

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Item 7.01	Regulation FD Disclosure.

On September 15, 2025 the Company issued a press release regarding Baltum’s acquisition of mining concessions from Cobalt Chile SpA along with other Company news.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†	Form of Mining Concession Purchase Agreement, Cobalt Chile SpA to Baltum Mineria SpA and Annex 1 Issuance Agreement, Dated as of 12 September 2025 (furnished herewith).

99.1	Chilean Cobalt Corp. September 15, 2025 press release (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Includes management contracts and compensation plans and arrangements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHILEAN COBALT CORP

Dated: September 15, 2025	By:	/s/ Duncan T. Blount
	Name:	Duncan T. Blount
	Title:	Chief Executive Officer

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